As filed with the Securities and Exchange Commission on April 30, 2026

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UMB FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Missouri	43-0903811
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1010 Grand Blvd.

Kansas City, Missouri 64106

(Address of principal executive offices and zip code)

AMENDED AND RESTATED UMB FINANCIAL CORPORATION OMNIBUS

INCENTIVE COMPENSATION PLAN

(Full Title of the Plan)

Megan Mercer

Senior Vice President and Deputy General Counsel

UMB Financial Corporation

1010 Grand Blvd.

Kansas City, Missouri 64106

(816) 860-7000

(Name and Address for Agent of Service)

(Telephone number, including area code, of agent for service)

With a copy to:

Pedro J. Bermeo, Esq.

Amanda Gold, Esq.

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

(212) 450-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to a Registration Statement on Form S-8 filed by UMB Financial Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on May 1, 2018 (Registration No. 333-224585) and a Registration Statement on Form S-8 filed by the Registrant with the Commission on December 10, 2024 (Registration No. 333-283713) (together, the “Prior Registration Statements”), the Registrant registered shares of its common stock, par value $1.00 per share (“Common Shares”), issuable under the UMB Financial Corporation Omnibus Incentive Compensation Plan.

On April 28, 2026, the Registrant’s shareholders approved the Amended and Restated UMB Financial Corporation Omnibus Incentive Compensation Plan (the “A&R Plan”), which increased the number of Common Shares authorized for issuance thereunder by 3,000,000 shares. The A&R Plan is described in the Registrant’s Definitive Proxy Statement on Schedule 14A, filed with the Commission on March 12, 2026.

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed to register such additional 3,000,000 Common Shares issuable under the A&R Plan. This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate and is submitted in accordance with General Instruction E to Form S-8. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, to the extent not modified or superseded by any subsequently filed document that is incorporated herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of the Registration Statement on Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the A&R Plan covered by this Registration Statement as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Registrant and the A&R Plan hereby incorporate by reference into this Registration Statement the following documents filed with the Commission:

(a) The contents of the Prior Registration Statements;

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), filed with the Commission on February 26, 2026;

(c) The Registrant’s Current Reports on Form 8-K, and/or amendments thereto, filed with the Commission on January 27, 2026, February 10, 2026 and April 28, 2026;

(d) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the 2025 Annual Report; and

(e) The description of the Registrant’s Common Shares, which is contained in Exhibits 4.1, 4.2 and 4.3 to the Registrant’s 2025 Annual Report, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

Exhibit Number

4.1	Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 and filed with the Commission on May 9, 2006)

4.2	Amendment of Articles of Incorporation, dated as of January 31, 2025 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated January 31, 2025 and filed with the Commission on February 3, 2025)

4.3	Bylaws, amended as of April 13, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated April 13, 2023 and filed with the Commission on April 13, 2023)

5.1	Opinion of Sandberg Phoenix & Von Gontard P.C. (filed herewith)

23.1	Consent of KPMG LLP (filed herewith)

23.2	Consent of Sandberg Phoenix & Von Gontard P.C. (included in Exhibit 5.1)

24.1	Power of Attorney of the Registrant (included on the signature pages of this Registration Statement)

99.1	Amended and Restated UMB Financial Corporation Omnibus Incentive Compensation Plan (filed herewith)

107.1	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kansas City, State of Missouri, on the 30th day of April, 2026.

UMB FINANCIAL CORPORATION

By:	/s/ J. Mariner Kemper
Name: J. Mariner Kemper
Title: Chairman of the Board, Chief Executive Officer

By:	/s/ Ram Shankar
Name: Ram Shankar
Title: Chief Financial Officer

By:	/s/ David Odgers
Name: David Odgers
Title: Chief Accounting Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of UMB Financial Corporation (the “Company”) severally constitute and appoint J. Mariner Kemper and Ram Shankar and each of them with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which J. Mariner Kemper and Ram Shankar may deem necessary or advisable to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the Commission, in connection with one or more registration statements on Form S-8, for the purpose of registering 3,000,000 shares of UMB Financial Corporation’s common stock, par value $1.00 per share, to be offered pursuant to the Amended and Restated UMB Financial Corporation Omnibus Incentive Compensation Plan, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby ratify and confirm all that J. Mariner Kemper and Ram Shankar shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in capacities indicated on April 30, 2026.

Signature	Title

/s/ J. Mariner Kemper (J. Mariner Kemper)	Director, Chairman of the Board, Chief Executive Officer (principal executive officer)

/s/ Ram Shankar (Ram Shankar)	Chief Financial Officer (principal financial officer)

/s/ David Odgers (David Odgers)	Chief Accounting Officer (principal accounting officer)

/s/ Robin C. Beery (Robin C. Beery)	Director

/s/ Janine A. Davidson (Janine A. Davidson)	Director

/s/ Kevin C. Gallagher (Kevin C. Gallagher)	Director

/s/ Greg M. Graves (Greg M. Graves)	Director

/s/ Bradley J. Henderson (Bradley J. Henderson)	Director

/s/ Jennifer K. Hopkins (Jennifer K. Hopkins)	Director

/s/ Gordon E. Lansford III (Gordon E. Lansford III)	Director

/s/ Margaret Lazo (Margaret Lazo)	Director

/s/ Susan G. Murphy (Susan G. Murphy)	Director

/s/ Tamara M. Peterman (Tamara M. Peterman)	Director

/s/ Kris A. Robbins (Kris A. Robbins)	Director

/s/ L. Joshua Sosland (L. Joshua Sosland)	Director

/s/ Leroy J. Williams, Jr. (Leroy J. Williams, Jr.)	Director